   As filed with the Securities and Exchange Commission on February 25, 2002
                                                    Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               -----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               -----------------
                       HOLLIS-EDEN PHARMACEUTICALS, INC.
            (Exact name of registrant as specified in its charter)
                               -----------------
                      Delaware                 13-3697002
                   (State or other          (I.R.S. Employer
                   jurisdiction of         Identification No.)
                  incorporation or
                    organization)
                               -----------------

                        9333 Genesee Avenue, Suite 200
                          San Diego, California 92121
                                (858) 587-9333
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               -----------------
                               Richard B. Hollis
               Chairman of the Board and Chief Executive Officer
                       HOLLIS-EDEN PHARMACEUTICALS, INC.
                        9333 Genesee Avenue, Suite 200
                          San Diego, California 92121
                                (858) 587-9333
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                                  Copies to:
                             Eric J. Loumeau, Esq.
                       HOLLIS-EDEN PHARMACEUTICALS, INC.
                        9333 Genesee Avenue, Suite 200
                          San Diego, California 92121
                                (858) 587-9333
                               -----------------
   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
                               -----------------
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               -----------------
                        CALCULATION OF REGISTRATION FEE

================================================================================

                                           Proposed         Proposed
                               Amount      Maximum          Maximum
     Title of Class of         to be    Offering Price     Aggregate         Amount of
Securities to be Registered  registered Per Share (1)  Offering Price (1) Registration Fee
------------------------------------------------------------------------------------------
Common Stock and Warrants to
  purchase Common Stock..... 3,000,000      $8.71         $26,130,000          $2,404
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933. The price per share and aggregate offering price are based upon the average of the high and low sales price of Hollis-Eden's common stock on February 20, 2002 as reported on the Nasdaq National Market. It is not known how many shares will be purchased under this registration statement or at what price such shares will be purchased.


   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where such offer or sale is not permitted.


                Subject to completion, dated February 25, 2002

                               3,000,000 Shares

                       HOLLIS-EDEN PHARMACEUTICALS, INC.

                                 Common Stock
                       Warrants to Purchase Common Stock

   From time to time, we may sell common stock and/or warrants to purchase common stock.

   We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

   Our common stock is currently traded on the Nasdaq National Market under the trading symbol "HEPH." The applicable prospectus supplement will contain information, where applicable, as to any other listing (if any) on The Nasdaq Stock Market's National Market or any securities exchange of the securities covered by the prospectus supplement.

                               -----------------

   INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

   THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                               -----------------

   The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of those underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from any sale of our securities under this prospectus will also be set forth in a prospectus supplement.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------

                     Prospectus dated              , 2002

                               TABLE OF CONTENTS

                    ABOUT THIS PROSPECTUS..............  i
                    PROSPECTUS SUMMARY.................  1
                    RISK FACTORS.......................  2
                    FORWARD-LOOKING INFORMATION........  9
                    USE OF PROCEEDS.................... 10
                    THE SECURITIES WE MAY OFFER........ 11
                    DESCRIPTION OF CAPITAL STOCK....... 12
                    DESCRIPTION OF WARRANTS............ 14
                    PLAN OF DISTRIBUTION............... 16
                    LEGAL MATTERS...................... 18
                    EXPERTS............................ 18
                    WHERE YOU CAN FIND MORE INFORMATION 18

                               -----------------

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may sell up to 3,000,000 shares of our common stock in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell common stock and/or warrants to purchase common stock, we will provide a prospectus supplement that will contain more specific information, as set forth below under "The Securities We May Offer." We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or prospectus supplement. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under "Where You Can Find More Information."

   The SEC allows us to incorporate by reference information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

                               -----------------

                              PROSPECTUS SUMMARY

   This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding our company, our securities and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated here by reference. Together, these documents describe the specific terms of the securities we are offering.

Overview

   Hollis-Eden Pharmaceuticals, Inc., a development-stage pharmaceutical company, is engaged in the discovery, development and commercialization of products for the treatment of infectious diseases and other conditions resulting from immune system disorders and hormonal imbalances. Our initial technology development efforts are focused on a series of potent hormones and hormone analogs that we believe are key components of the body's natural regulatory system. We believe these compounds can be used as a hormone replacement therapy to reestablish balance to the immune system in situations of dysregulation.

   Preclinical and early clinical studies with these compounds indicate that they have the ability to significantly reduce a number of well known inflammatory mediators, while also increasing innate and adaptive immunity and reversing bone marrow suppression. In addition, these compounds have a very attractive safety profile to date, are cost-effective to manufacture and are unlikely to produce resistance.

   This type of pharmaceutical profile has the potential to be useful in the treatment of a broad array of diseases. As a result, we are studying the compounds in a series of different clinical settings. Based on the results of these studies, we will choose the most attractive potential clinical indications to pursue for the pivotal clinical trials that are necessary for commercial approval.

   Our lead compound in this series, HE2000, is currently in Phase II clinical trials in HIV, malaria and, most recently, in hepatitis B. Our preliminary findings in clinical studies in HIV and malaria are encouraging. Another immune regulating hormone, HE2200, is now entering Phase II trials in a trial designed to test the ability of the compound to improve response to vaccination in elderly individuals. Through our relationship with Aeson Therapeutics, Inc., we have a right to acquire significant additional intellectual property in this field, including the rights to a compound in this class that is in Phase II clinical trials for the treatment of cardiovascular disease. Given the profile seen to date with these compounds, clinical trials are also being planned in certain autoimmune conditions. In addition, we have entered into a collaboration with the U.S. military to develop another of our compounds, HE2100, for use as a radioprotectant. This compound and other compounds in this series may also be useful in reversing radiation and chemotherapy induced immune suppression in cancer patients.

   We are pursuing a partially integrated approach to building our business. As such, we are utilizing third parties for many of our activities. We believe by being involved in the design and supervision of these activities, but not the day-to-day execution, we can preserve our flexibility and limit our expenditures during the development phase. If we are able to successfully develop our investigational drug candidates, we anticipate marketing them directly in the U.S. and potentially elsewhere. For certain therapeutic indications or geographic regions, we anticipate establishing strategic collaborations to commercialize these opportunities.

   Hollis-Eden Pharmaceuticals, HE2000, HE2100, HE2200, HE2300, HE2500 and the Hollis-Eden Pharmaceuticals stylized logo are trademarks of Hollis-Eden Pharmaceuticals, Inc. This prospectus also includes trademarks owned by other parties. All other trademarks mentioned are the property of their respective owners.

   Our principal executive offices are located at 9333 Genesee Drive, Suite 200, San Diego, California 92121 and our telephone number at that address is
(858) 587-9333. Our Internet site address is www.holliseden.com. Any information that is included or linked to our Internet site is not part of this prospectus.

                                 RISK FACTORS

   Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated in this prospectus by reference) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the following section, as well as those discussed elsewhere in this prospectus and in any other documents incorporated by reference.

   Any investment in our securities involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus before you decide to buy any of our securities. If any of the following risks actually occurs, our business, financial condition, results of operations and future growth prospects would likely be materially adversely affected. In these circumstances, the value of our securities could decline, and you may lose all or part of the money you paid to buy our securities.

If we do not obtain government regulatory approval for our products, we cannot sell our products and we will not generate revenues.

   Our principal development efforts are currently centered around immune regulating hormones, a class of drug candidates which we believe shows promise for the treatment of a variety of infectious diseases and immune system disorders. However, all drug candidates require U.S. FDA and foreign government approvals before they can be commercialized. None of our drug candidates has been approved for commercial sale. We expect to incur significant additional operating losses over the next several years as we fund development, clinical testing and other expenses while seeking regulatory approval. While limited clinical trials of our drug candidates have to date produced favorable results, significant additional trials are required, and we may not be able to demonstrate that these drug candidates are safe or effective. If we are unable to demonstrate the safety and effectiveness of a particular drug candidate to the satisfaction of regulatory authorities, the drug candidate will not obtain required government approval. If we do not receive FDA or foreign approvals for our products, we will not be able to sell our products and will not generate revenues.

If we do not successfully commercialize our products, we may never achieve profitability.

   We have experienced significant operating losses to date because of the substantial expenses we have incurred to acquire and fund development of our drug candidates. We have never had operating revenues and have never commercially introduced a product. Our accumulated deficit was approximately $63.9 million through December 31, 2001. Our net losses for fiscal years 2001, 2000 and 1999 were $15.8 million, $19.5 million and $15.3 million, respectively. Many of our research and development programs are at an early stage. Potential drug candidates are subject to inherent risks of failure. These risks include the possibilities that no drug candidate will be found safe or effective, meet applicable regulatory standards or receive the necessary regulatory clearances. Even safe and effective drug candidates may never be developed into commercially successful drugs. If we are unable to develop safe, commercially viable drugs, we may never achieve profitability. If we become profitable, we may not remain profitable.

As a result of our intensely competitive industry, we may not gain enough market share to be profitable.

   The biotechnology and pharmaceutical industries are intensely competitive. We have numerous competitors in the United States and elsewhere. Because we are pursuing potentially large markets, our competitors include major, multinational pharmaceutical and chemical companies, specialized biotechnology firms and universities and other research institutions. Several of these entities have already successfully marketed and commercialized products that will compete with our products, assuming that our products gain regulatory approval. Companies such as Glaxo Wellcome Inc., Merck & Company, Roche Pharmaceuticals, Pfizer Inc. and Abbott Laboratories have significant market share for the treatment of a number of infectious diseases such as HIV, and Schering AG and Roche Pharmaceuticals are current leaders in hepatitis therapies. In addition, biotechnology companies such as Gilead Sciences Inc., Chiron Corporation and Vertex Pharmaceuticals Inc., as well as many others, have research and development programs in these fields. A large number of companies, including Merck & Company, Pfizer Inc., Pharmacia Corporation, Johnson & Johnson Inc. and Immunex Corporation are also developing and marketing new drugs for the treatment of chronic inflammatory conditions.

   Many of these competitors have greater financial and other resources, larger research and development staffs and more effective marketing and manufacturing organizations than we do. In addition, academic and government institutions have become increasingly aware of the commercial value of their research findings. These institutions are now more likely to enter into exclusive licensing agreements with commercial enterprises, including our competitors, to develop and market commercial products.

   Our competitors may succeed in developing or licensing technologies and drugs that are more effective or less costly than any we are developing. Our competitors may succeed in obtaining FDA or other regulatory approvals for drug candidates before we do. If competing drug candidates prove to be more effective or less costly than our drug candidates, our drug candidates, even if approved for sale, may not be able to compete successfully with our competitors' existing products or new products under development. If we are unable to compete successfully, we may never be able to sell enough products at a sufficient price that would permit us to generate profits.

We will need to raise additional money before we expect to achieve profitability; if we fail to raise additional money, it would be difficult to continue our business.

   As of December 31, 2001 our cash and cash equivalents totaled approximately $30.6 million. Based on our current plans, we believe these financial resources, and interest earned thereon, will be sufficient to meet our operating expenses and capital requirements at least well into 2003. However, changes in our research and development plans or other events affecting our operating expenses may result in the expenditure of such cash before that time. We will require substantial additional funds in order to finance our drug discovery and development programs, fund operating expenses, pursue regulatory clearances, develop manufacturing, marketing and sales capabilities, and prosecute and defend our intellectual property rights. We intend to seek additional funding through public or private financing or through collaborative arrangements with strategic partners. You should be aware that in the future:

  . we may not obtain additional financial resources when necessary or on terms favorable to us, if at all; and

  .  any available additional financing may not be adequate.

If we cannot raise additional funds when needed or on acceptable terms, we would not be able to continue to develop our drug candidates.

Failure to protect our proprietary technology could impair our competitive position.

   As of the date of this prospectus, we own or have obtained a license to over 60 issued U.S. and foreign patents and over 100 pending U.S. and foreign patent applications. Our success will depend in part on our ability to obtain additional United States and foreign patent protection for our drug candidates and processes, preserve our trade secrets and operate without infringing the proprietary rights of third parties. We place considerable importance on obtaining patent protection for significant new technologies, products and processes. Legal standards relating to the validity of patents covering pharmaceutical and biotechnology inventions and the scope of claims made under such patents are still developing. Our patent position is highly uncertain and involves complex legal and factual questions. The applicant or inventors of subject matter covered by patent applications or patents owned by or licensed to us may not have been the first to invent or the first to file patent applications for such inventions. Due to uncertainties regarding patent law and the circumstances surrounding our patent applications, the pending or future patent applications we own or have licensed may not result in the issuance of any patents. Existing or future patents owned by or licensed to us may be challenged, infringed upon, invalidated, found to be unenforceable or circumvented by others. Further, any rights we may have under any issued patents may not provide us with sufficient protection against competitive products or otherwise cover commercially valuable products or processes.

Litigation or other disputes regarding patents and other proprietary rights may be expensive, cause delays in bringing products to market and harm our ability to operate.

   The manufacture, use or sale of our drug candidates may infringe on the patent rights of others. If we are unable to avoid infringement of the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, develop or obtain non-infringing technology, and fail to successfully defend an infringement action or to have infringing patents declared invalid, we may:

  .  incur substantial money damages;

  .  encounter significant delays in bringing our drug candidates to market;
     and/or

  . be precluded from participating in the manufacture, use or sale of our drug candidates or methods of treatment without first obtaining licenses to do so.

We may not be able to obtain any required license on favorable terms, if at all.

   In addition, if another party claims the same subject matter or subject matter overlapping with the subject matter that we have claimed in a United States patent application or patent, we may decide or be required to participate in interference proceedings in the United States Patent and Trademark Office in order to determine the priority of invention. Loss of such an interference proceeding would deprive us of patent protection sought or previously obtained and could prevent us from commercializing our products. Participation in such proceedings could result in substantial costs, whether or not the eventual outcome is favorable. These additional costs could adversely affect our financial results.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

   In order to protect our proprietary technology and processes, we also rely in part on confidentiality agreements with our employees, consultants, outside scientific collaborators and sponsored researchers and other advisors. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Existing pricing regulations and reimbursement limitations may reduce our potential profits from the sale of our products.

   The requirements governing product licensing, pricing and reimbursement vary widely from country to country. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after product licensing approval is granted. As a result, we may obtain regulatory approval for a drug candidate in a particular country, but then be subject to price regulations that reduce our profits from the sale of the product. In some foreign markets pricing of prescription pharmaceuticals is subject to continuing government control even after initial marketing approval. In addition, certain governments may grant third parties a license to manufacture our product without our permission. Such compulsory licenses typically would be on terms that are less favorable to us and would have the effect of reducing our profits.

   Varying price regulation between countries can lead to inconsistent prices and some re-selling by third parties of products from markets where products are sold at lower prices to markets where those products are sold at higher prices. This practice of exploiting price differences between countries could undermine our sales in markets with higher prices and reduce the sales of our future products, if any. While we do not have any applications for regulatory approval of our products currently pending, the decline in the size of the markets in which we may in the future sell commercial products could cause the perceived market value of our business and the price of our common stock to decline.

   Our ability to commercialize our products successfully also will depend in part on the extent to which reimbursement for the cost of our products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Third-party payors are increasingly challenging the prices charged for medical products and services. If we succeed in bringing any of our potential products to the market, such products may not be considered cost effective and reimbursement may not be available or sufficient to allow us to sell such products on a competitive basis.

Delays in the conduct or completion of our clinical trials or the analysis of the data from our clinical trials may result in delays in our planned filings for regulatory approvals, or adversely affect our ability to enter into collaborative arrangements.

   The current status of our drug candidates is as follows:

  . we are conducting Phase II clinical trials with HE2000 in South Africa and Phase I/II clinical trials with HE2000 in the United States for the treatment of HIV/AIDS;

  . we are conducting Phase II clinical trials with HE2000 in Thailand for the treatment of malaria;

  . we are conducting Phase II clinical trials with HE2000 in Singapore for the treatment of Hepatitis B;

  . we are conducting Phase I safety clinical trials with HE2200 in the United States; and

  . we have the right to acquire rights to HE2500, a compound that Aeson Therapeutics is studying in Phase II clinical trials in the United States for the treatment of cardiovascular disease and actinic keratosis.

   We may encounter problems with some or all of our completed or ongoing clinical studies that may cause us or regulatory authorities to delay or suspend our ongoing clinical studies or delay the analysis of data from our completed or ongoing clinical studies. If the results of our ongoing and planned clinical studies for our clinical candidates are not available when we expect or if we encounter any delay in the analysis of our clinical studies for our clinical candidates:

  . we may not have the financial resources to continue research and development of any of our drug candidates; and

  . we may not be able to enter into collaborative arrangements relating to any product subject to delay in regulatory filing.

   Any of the following reasons could delay or suspend the completion of our ongoing and future clinical studies:

  .  delays in enrolling volunteers;

  .  lower than anticipated retention rate of volunteers in a trial;

  .  unfavorable efficacy results; or

  . serious side effects experienced by study participants relating to the drug candidate.

If the manufacturers of our products do not comply with current Good Manufacturing Practices regulations, or cannot produce the amount of products we need to continue our development, we will fall behind on our business objectives.

   An outside manufacturer, Hovione - Soc. Quimica, S.A., is currently our primary producer of our drug candidates. Manufacturers producing our products must follow current Good Manufacturing Practices regulations enforced by the FDA and foreign equivalents. If a manufacturer of our products does not conform to the Good Manufacturing Practices regulations and cannot be brought up to such a standard, we will be required to find alternative manufacturers that do conform. This may be a long and difficult process, and may delay our ability to receive FDA or foreign regulatory approval of our products.
   We also rely on our manufacturers to supply us with a sufficient quantity of our drug candidates to conduct clinical trials. If we have difficulty in the future obtaining our required quantity and quality of supply, we could experience significant delays in our development programs and regulatory process.

Our ability to achieve any significant revenue may depend on our ability to establish effective sales and marketing capabilities.

   Our efforts to date have focused on the development and evaluation of our drug candidates. As we continue clinical studies and prepare for commercialization of our drug candidates, we may need to build a sales and marketing infrastructure. As a company, we have no experience in the sales and marketing of our drug candidates. If we fail to establish a sufficient marketing and sales force or to make alternative arrangements to have our products marketed and sold by others on attractive terms, it will impair our ability to commercialize our drug candidates and to enter new or existing markets. Our inability to effectively enter these markets would materially and adversely affect our ability to generate significant revenues.

If we were to lose the services of Richard B. Hollis, or fail to attract or retain qualified personnel in the future, our business objectives would be more difficult to implement, adversely affecting our operations.

   Our ability to successfully implement our business strategy depends highly upon our Chief Executive Officer, Richard B. Hollis. The loss of Mr. Hollis' services could impede the achievement of our objectives. We also highly depend on our ability to hire and retain qualified scientific and technical personnel. The competition for these employees is intense. Thus, we may not be able to continue to hire and retain the qualified personnel needed for our business. Loss of the services of or the failure to recruit key scientific and technical personnel could adversely affect our business, operating results and financial condition.

We may face product liability claims related to the use or misuse of our products, which may cause us to incur significant losses.

   We are currently exposed to the risk of product liability claims due to administration of our drug candidates in clinical trials, since the use or misuse of our drug candidates during a clinical trial could potentially result in injury or death. If we are able to commercialize our products, we will also be subject to the risk of losses in the future due to product liability claims in the event that the use or misuse of our commercial products results in injury or death. We currently maintain liability insurance on a claims-made basis in an aggregate amount of $5 million. Because we cannot predict the magnitude or the number of claims that may be brought against us in the future, we do not know whether the insurance policies' coverage limits are adequate. The insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms, or at all. Any claims against us, regardless of their merit, could substantially increase our costs and cause us to incur significant losses.

Trading in our securities could be subject to extreme price fluctuations that could adversely affect your investment.

   The market prices for securities of life sciences companies, particularly those that are not profitable, have been highly volatile, especially recently. Publicized events and announcements may have a significant impact on the market price of our common stock. For example:

  .  biological or medical discoveries by competitors;

  .  public concern about the safety of our drug candidates;

  .  unfavorable results from clinical trials;

  .  unfavorable developments concerning patents or other proprietary rights; or

  .  unfavorable domestic or foreign regulatory developments;

may have the effect of temporarily or permanently driving down the price of our common stock. In addition, the stock market from time to time experiences extreme price and volume fluctuations which particularly affect the market prices for emerging and life sciences companies, such as ours, and which are often unrelated to the operating performance of the affected companies. For example, our stock price has ranged from $2.12 to $19.25 between January 1, 2000 and February 22, 2002. The table below shows, for the periods indicated, the reported high and low trading prices of our common stock on The Nasdaq National Market.


                                                         PRICE RANGE
                                                       ---------------
                                                        HIGH     LOW
                                                       ------- -------
         CALENDAR YEAR 2000
            First Quarter............................. $19.250 $10.125
            Second Quarter............................  17.438   7.750
            Third Quarter.............................  13.375   7.719
            Fourth Quarter............................   9.188   4.000
         CALENDAR YEAR 2001
            First Quarter............................. $ 6.125 $ 2.750
            Second Quarter............................   7.990   2.125
            Third Quarter.............................   7.360   4.010
            Fourth Quarter............................  14.250   6.000
         CALENDAR YEAR 2002
            First Quarter (through February 22, 2002). $12.240 $ 6.800

   These broad market fluctuations may adversely affect the ability of a stockholder to dispose of his shares at a price equal to or above the price at which the shares were purchased. In addition, in the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted against those companies. This type of litigation, if instituted, could result in substantial costs and a diversion of management's attention and resources, which could materially adversely affect our business, financial condition and results of operations.

Because stock ownership is concentrated, you and other investors will have minimal influence on stockholders' decisions.

   Assuming that outstanding warrants and options have not been exercised, Richard B. Hollis, our Chief Executive Officer, owns approximately 21% of our outstanding common stock as of February 21, 2002. Assuming the exercise of our outstanding warrants and options, Mr. Hollis would own approximately 21% of our outstanding common stock as of February 21, 2002. As a result, Mr. Hollis may be able to significantly influence the management of Hollis-Eden and all matters requiring stockholder approval, including the election of directors. Such concentration of ownership may also have the effect of delaying or preventing a change in control of Hollis-Eden.

                          FORWARD-LOOKING INFORMATION

   This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

   You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including:

  . failure to achieve positive results in clinical trials involving our drug candidates;

  .  failure to obtain government regulatory approvals for our drug candidates;

  .  competitive factors;

  .  our ability to raise additional capital;

  .  uncertainty regarding our patents and patent rights;

  . relationships with our consultants, academic collaborators and other third-party service providers; and

  .  our ability to enter into future collaborative agreements.

   Because the risk factors referred to above, as well as the risk factors beginning on page 2 of this prospectus, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. Moreover, new factors that may impact those forward-looking statements may emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of any single factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                                USE OF PROCEEDS

   Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for research and development and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we currently are not planning or negotiating any such transactions. Pending these uses, the net proceeds will be deposited primarily in a money market mutual fund with a large financial institution.

                          THE SECURITIES WE MAY OFFER

   We may offer up to 3,000,000 shares of our common stock from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

  .  aggregate principal amount or aggregate offering price;

  .  voting or other rights, if any;

  .  exercise prices, if any; and

  .  important federal income tax considerations.

   The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

   We may sell the securities directly to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

  .  the names of those agents or underwriters;

  .  applicable fees, discounts and commissions to be paid to them; and

  .  the net proceeds to us.

   Common Stock. We may issue shares of our common stock from time to time. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Subject to any preferences of outstanding shares of preferred stock, holders of common stock are entitled to dividends when and if declared by the board of directors.

   Warrants. We may issue warrants to purchase shares of our common stock from time to time. Our board of directors shall determine the terms of the warrants, including exercise prices, exercise periods, redemption or call rights, and the effect on the warrants of a merger, consolidation, sale for other disposition of our business.

                         DESCRIPTION OF CAPITAL STOCK

   Our authorized capital stock consists of 50 million shares of common stock, $0.01 par value, and 10 million shares of preferred stock, $0.01 par value.

Common Stock

   As of February 19, 2002, there were 12,922,037 shares of common stock outstanding that were held of record by approximately 5,000 stockholders. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends out of assets legally available therefor as our board of directors may from time to time determine. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid an nonassessable.

Preferred Stock

   Our certificate of incorporation authorizes 10,000,000 shares of preferred stock; 4,000 shares have been designated 5% series A convertible preferred stock and 300,000 shares as series B junior participating preferred stock. There are currently no shares of preferred stock outstanding. Under our certificate, our board has the authority, without further action by stockholders, to issue up to 9,696,000 additional shares of preferred stock in one or more series and to fix or alter the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon any wholly unissued series of preferred stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that such holders will receive dividend payments and payment upon liquidation. Such issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock could also have the effect of delaying, deterring or preventing a change in control. We have no present plans to issue any shares of preferred stock.

Warrants

   As of February 21, 2002, there were outstanding warrants to purchase an aggregate of 1,300,761 shares of our common stock at a weighted average exercise price of $14.18 per share.

Anti-Takeover Provisions

   Delaware Law. We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sale or other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns or, within three years, did own, 15% or more of the corporation's voting stock. The statute could have the effect of delaying, deferring or preventing a change in our control.

   Certificate of Incorporation and Bylaw Provisions. Our certificate of incorporation and bylaws provide that the board of directors will be divided into three classes of directors, with each class serving a staggered three-year term. The classification system of electing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us and may maintain the composition of the board of directors, as the classification of the board of directors generally increases the difficulty of replacing a majority of directors. Our certificate provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing. In addition, our bylaws provide that special meetings of our stockholders may be called only by the Chairman of the board of directors, our Chief Executive Officer, or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors. Our certificate also specifies that the authorized number of directors may be changed only by resolution of the board of directors and does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. These and other provisions contained in our amended certificate and bylaws could delay or discourage certain types of transactions involving an actual or potential change in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and could adversely affect the price of our common stock.

   Stockholders Rights Plan. We have 300,000 shares of series B junior participating preferred stock authorized and reserved for issuance in connection with our stockholder rights plan set forth in our Rights Agreement dated November 15, 1999 with American Stock Transfer and Trust Company, as rights agent. Each outstanding share of common stock has one preferred stock purchase right. The rights expire on November 14, 2009 unless exchanged or redeemed prior to that date. Our board may extend the expiration date.

   If any person or group, except Richard Hollis, acquires 15% or more of our common stock, the rights holders will be entitled to receive upon exercise, the number of shares of common stock that, at that time, have a market value equal to twice the purchase price of the right. The shares of preferred stock acquired upon exercise of a purchase right are not redeemable and are entitled to preferential quarterly dividends. They are also entitled to preferential rights in the event of liquidation. Finally, if any business combination occurs in which our common shares are exchanged for shares of another company, each preferred share will be entitled to receive 100 times the amount received per common share of our company.

   If we are acquired in a business combination, the purchase rights holders will be entitled to acquire, for the purchase price, the number of shares of common stock of the acquiring corporation that, at the time, have a market value equal to twice the purchase price of the right. Our board has the right to redeem the purchase rights in certain circumstances for $.01 per share, subject to adjustment.

   The rights plan is designed to protect our stockholders in the event of unsolicited offers to acquire us and other coercive takeover tactics, which, in the board's opinion, would impair its ability to represent our stockholders' interests. The rights plan may make an unsolicited takeover more difficult or less likely to occur or may prevent a takeover, even though the takeover may offer our stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of our stockholders.

Transfer Agent and Registrar

   The transfer agent and registrar for our common stock is American Stock Transfer and Trust. Its address is 40 Wall Street, New York, New York 10005 and its telephone number is (718) 921-8247.

                            DESCRIPTION OF WARRANTS

   The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

   We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

  .  the aggregate number of warrants offered;

  . the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

  . the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

  .  the terms of any rights to redeem or call the warrants;

  . any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  . the dates on which the right to exercise the warrants will commence and expire;

  .  the manner in which the warrant agreement and warrants may be modified;

  .  federal income tax consequences of holding or exercising the warrants; and

  . any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

   Before exercising their warrants, holders of warrants will not have any of the rights of holders of our common stock, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of warrants

   Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Pacific time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

   Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

   Upon receipt of the required payment and the warrant certificate properly completed and duly executed, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

                             PLAN OF DISTRIBUTION

   We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. The prospectus supplement will describe the terms of the offering of the securities, including:

  .  the name or names of any underwriters, if any;

  . the purchase price of the securities and the proceeds we will receive from the sale;

  . any over-allotment options under which underwriters may purchase additional securities from us;

  . any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  .  any initial public offering price;

  .  any discounts or concessions allowed or reallowed or paid to dealers; and

  .  any securities exchange or market on which the securities may be listed.

   Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

   If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

   We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

   Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

   We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

   We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

   The warrants to purchase common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

   Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

   Any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in the securities on the Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

                                 LEGAL MATTERS

   The validity of the securities being offered hereby will be passed upon by Cooley Godward LLP, San Diego, California.

                                    EXPERTS

   The financial statements of Hollis-Eden Pharmaceuticals, Inc. as of December 31, 2001 and 2000, and for each of the years ended December 31, 2001, 2000 and 1999, and for the period from August 15, 1994, the day we started doing business, to December 31, 2001, have been audited by BDO Seidman, LLP, as set forth in their report included in our Annual Report on Form 10-K for the year ended December 31, 2001. We incorporate these financial statements by reference into this prospectus in reliance upon such report given upon the authority of BDO Seidman, LLP as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

   We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock and warrants to purchase common stock we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy this registration statement, as well as our reports, proxy statements and other information at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's Web site at http://www.sec.gov. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

   The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this registration statement and prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the shares covered by this prospectus.

   We incorporate by reference the documents listed below, except as modified by this registration statement, and any future filings we will make with the SEC under Section 13 (a), 13(c), 14 or 15 (d) of the Securities Exchange Act of 1934:

  .  Annual Report on Form 10-K for the year ended December 31, 2001;

  . Notice of Annual Meeting and Proxy Statement for the 2000 Annual Meeting of Stockholders held on June 29, 2001; and

  . Our registration statement on Form S-4, No. 333-18725, as amended, which includes a description of our common stock.

   You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

      Hollis-Eden Pharmaceuticals, Inc.
      9333 Genesee Avenue, Suite 200
      San Diego, CA 92121
      Attn: Chief Accounting Officer
      (858) 587-9333

                                    PART II
                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

   The following table sets forth the estimated costs and expenses, other than any underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee.

                  SEC registration fee............... $  2,404
                  Accounting fees and expenses.......    7,500
                  Legal fees and expenses............  100,000
                  Printing and miscellaneous expenses   10,096
                                                      --------
                  Total.............................. $120,000
                                                      ========

Item 15.  Indemnification of Officers and Directors

   Under Section 145 of the Delaware General Corporation Law, the registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

   The registrant's bylaws provide that the registrant shall indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The registrant is also empowered under its bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. In addition, the registrant is required, subject to certain exceptions, to advance all expenses incurred by any director or executive officer in connection with a completed, pending or threatened action, suit or proceeding upon receipt of an undertaking by such director or executive officer to repay all amounts advanced by the registrant on such person's behalf if it is ultimately determined that such person is not entitled to be indemnified under the bylaws or otherwise.

   The registrant's Certificate of Incorporation provides that to the fullest extent permitted under Delaware law, the registrant's directors will not be personally liable to the registrant and its stockholders for monetary damages for any breach of a director's fiduciary duty. The Certificate of Incorporation does not, however, eliminate the duty of care, and in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director is subject to liability for breach of the director's duty of loyalty to the registrant, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit and for improper distributions to stockholders and loans to directors and officers. This provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

   The registrant maintains directors' and officers' liability insurance.

   The underwriting agreement (Exhibit 1.1) will provide for indemnification by any of our underwriters, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.  Exhibits and Financial Statement Schedules

   (a) Exhibits

Exhibit
  No.                                                 Description
------- --------------------------------------------------------------------------------------------------------
  1.1   Form of Underwriting Agreement. (1)
  4.1   Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to Registrant's
        Registration Statement on Form S-4 (No. 333-18725), as amended (the "Form S-4")).
  4.2   Bylaws of Registrant (incorporated by reference to Exhibit 4.2 to the Form S-4).
  4.3   Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.4 to
        Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).
  5.1   Opinion of Cooley Godward LLP.
 23.1   Consent of BDO Seidman, LLP.
 23.2   Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
 24.1   Power of Attorney. Reference is made to page II-4.

--------
(1) To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

Item 17.  Undertakings

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however , that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Forms S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities it offers, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of this offering.

   (4) That: (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC this form of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, County of San Diego, State of California, on the 25/th/ day of February, 2002.

                                          By:          /S/  RICHARD B. HOLLIS
                                             -----------------------------------
                                                     Richard B. Hollis
                                                     Chairman of the Board and
                                                     Chief Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard B. Hollis, Daniel D. Burgess and Robert
W. Weber, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                       Title                   Date
          ---------                       -----                   ----

   /s/  RICHARD B. HOLLIS     Chairman of the Board, Chief  February 25, 2002
-----------------------------   Executive Officer and
      Richard B. Hollis         Director (Principal
                                Executive Officer)

   /s/  DANIEL D. BURGESS     Chief Operating Officer/Chief February 25, 2002
-----------------------------   Financial Officer
     Danield D. Burgess         (Principal Financial
                                Officer)

    /s/  ROBERT W. WEBER      Vice                          February 25, 2002
-----------------------------   President-Controller/Chief
       Robert W. Weber          Accounting Officer
                                (Principal Accounting
                                Officer)

   /s/  J. PAUL BAGLEY III    Director                      February 25, 2002
-----------------------------
     J. Paul Bagley III

    /s/  LEONARD MAKOWKA      Director                      February 25, 2002
-----------------------------
       Leonard Makowka

  /s/  BRENDAN R. MCDONNELL   Director                      February 25, 2002
-----------------------------
    Brendan R. McDonnell

/s/  THOMAS CHARLES MERIGAN,  Scientific Advisor and        February 25, 2002
             JR.                Director
-----------------------------
 Thomas Charles Merigan, Jr.

          Signature                       Title                   Date
          ---------                       -----                   ----

   /s/  WILLIAM H. TILLEY     Director                      February 25, 2002
-----------------------------
      William H. Tilley

   /s/  SALVATORE J. ZIZZA    Director                      February 25, 2002
-----------------------------
     Salvatore J. Zizza

                               INDEX TO EXHIBITS

Exhibit
  No.                                                 Description
------- --------------------------------------------------------------------------------------------------------
  1.1   Form of Underwriting Agreement. (1)
  4.1   Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to Registrant's
        Registration Statement on Form S-4 (No. 333-18725), as amended (the "Form S-4")).
  4.2   Bylaws of Registrant (incorporated by reference to Exhibit 4.2 to the Form S-4).
  4.3   Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.4 to
        Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).
  5.1   Opinion of Cooley Godward LLP.
 23.1   Consent of BDO Seidman, LLP.
 23.2   Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
 24.1   Power of Attorney. Reference is made to page II-4.

--------
(1) To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

                                      1